SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): December 27, 2004


                           COMMUNITY BANKSHARES, INC.




Incorporated under the     Commission File No. 000-22054      I.R.S. Employer
laws of South Carolina                                       Identification No.
                                                                 57-0966962




                              791 Broughton Street

                        Orangeburg, South Carolina 29115

                             Telephone: 803-535-1060


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))







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Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

         Registrant entered into an employment agreement as of January 1, 2005 with its new Chief Executive Officer, Samuel L. Erwin. The agreement is for a term of three years and provides for a base salary of $190,000, $204,250 and $219,570, respectively, for each of the three years. The agreement also provides that the CEO is eligible for bonuses of up to $35,000, $45,750 and $55,430, respectively, for each of the three years. In addition, the CEO received options to purchase 10,000 shares of the Registrant's common at the market value on the date of grant, exercisable for five years, and is eligible to receive additional grants of options for 10,000 shares on the first and second anniversaries of the agreement if, in the sole discretion of the Board of Directors, he completes the preceding year with a high appraisal. The agreement also provides for an automobile allowance, life insurance, payment of country club and civic club dues, participation in 401(k), health and dental insurance plans, vacations and reimbursement of moving expenses. Other terms of the agreement include terms dealing with termination and the rights of the employee to payments following termination under certain circumstances, noncompetition and related agreements as well as other provisions frequently found in executive employment agreements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

(b) Registrant's Chief Executive Officer, E. J. Ayers retired from the position of Chief Executive Officer on December 31, 2004. Mr. Ayers continues to serve as Chairman of the Board of Directors of the Registrant.

(c) Samuel L. Erwin, age 36, was appointed by Registrant's Board of Directors on December 27, 2004 to be the Registrant's Chief Executive Officer, effective January 1, 2005. His term of office is at the pleasure of the Board of Directors. Mr. Erwin was employed by First Union National Bank of South Carolina from 1995 to 1997 as a commercial lender and Senior Vice President and City Executive for Orangeburg, South Carolina. From 1997 to 2000, Mr. Erwin was a Senior Vice President and Regional Executive for First National Bank, Orangeburg, South Carolina. From 2000 to 2002, Mr. Erwin was a Senior Vice President and Market President for First Union National Bank of South Carolina in Columbia, South Carolina. From 2002 until his employment by Registrant, Mr. Erwin was Senior Vice President and Commercial Relationship Manager for Carolina National Bank and Trust Company, Columbia, South Carolina.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal
            Year.

(a) Effective December 27, 2004, Registrant amended Article VI, Section 1 of its bylaws to read as follows:

                        Section 1. Officers. The officers of the Corporation shall be a chief executive officer, a president (who may also be the chief executive officer), a secretary, a treasurer and such assistant officers or vice presidents as may from time to time be appointed by the Board. The offices of chairman of the board of directors and chief executive officer shall not be held by the same person at the same time.

     Prior to amendment Article VI, Section 1 read as follows:

                           Section 1. Executive Officers. The executive officers
                  of the Corporation shall be the chairman of the board of directors, and a president, secretary, treasurer and such assistant officers or vice presidents as may from time to time be appointed by the Board. The board will designate whether the chairman or the president will serve as the chief executive officer.





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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     COMMUNITY BANKSHARES, INC.
                                                     (Registrant)



Date:  January 3, 2005                               By: /s/ William W. Traynham
                                                        ------------------------
                                                        William W. Traynham
                                                        President and Chief
                                                        Financial Officer